                                                                      EXHIBIT 21
                          SUBSIDIARIES OF THE COMPANY

1.   Banyan Systems International Incorporated
     120 Flanders Road
     Westboro, Massachusetts 01581

2.   Banyan Securities Corporation
     120 Flanders Road
     Westboro, Massachusetts 01581

3.   Banyan Systems Asia-Pacific Incorporated
     120 Flanders Road
     Westboro, Massachusetts 01581

4.   Banyan Systems World Trade Incorporated
     120 Flanders Road
     Westboro, Massachusetts 01581

5.   Banyan Systems (UK) Ltd.
     Banyan House
     Northwood Park
     Gatwick Road
     Crawley, West Sussex, U.K. RH102XN

6.   Banyan Systems (Holland) B.V.
     Planetenbaan 28
     3606 AK MAARSSEN
     The Netherlands

7.   Banyan Systems (Deutschland) GmbH
     Kappellenstr. 10
     85622 Feldkirchen
     Germany

8.   Banyan Systems (France) S.A.R.L.
     11 Rue Salomon de Rothschild
     92150 Suresnes
     France

9.   Beyond Incorporated
     120 Flanders Road
     Westboro, Massachusetts 01581

10.  Banyan Systems S.A. de C.V.
     Diego Rivera 27-202
     Col. San Pablo Tepetlapa
     Mexico, D.F. 04380

11.  Banyan Systems Asia Pacific Ltd.
     1301 Harcourt House
     39 Gloucester Road
     Wanchai
     Hong Kong

12.  Banyan Systems (Taiwan), Incorporated
     120 Flanders Road
     Westboro, Massachusetts 01581

13.  Nihon Banyan Systems K.K.
     Kokusaikougyo Gobancho
     K Bldg.
     12 Gobancho, Chiyoda-ku
     Tokyo 102 Japan

14.  Banyan Systems (Korea) Co., Ltd.
     6F Eunseoung Bldg.
     601-18 Yeoksam-Dong
     Kangnam-ku
     Seoul, Korea 135-729

15.  Banyan Systems (Scandinavia) AB
     Isafjordsgatan 11
     S-164 40 Kista
     Sweden

16.  Banyan Systems do Brasil Ltda.
     Av. Roque Petrone Jr.
     999-13 Andar
     CEP 04707-910, Sao Paulo,
     SP Brasil

17.  Banyan Enterprise Networks
     P.O. Box 98910
     Sloanpark
     Bryanston 2152
     Johannesburg, South Africa

18.  Coordinate.com
     120 Flanders Road
     Westboro, MA 01581

19.  Switchboard Inc.
     115 Flanders Road
     Westboro, MA 01581